RALPH E. DAVIS
ASSOCIATES, INC.

Exhibit 23.1

CONSENT OF
RALPH E. DAVIS ASSOCIATES, INC.

We hereby consent to the use of the name "Ralph E. Davis Associates, Inc." and the references to Ralph E. Davis Associates, Inc., and the inclusion of and references to our report, or information contained therein, dated November 29, 2005, prepared for Cadence Resources Corporation in the Pre Effective Amendment No. 1 to the SB-2 Registration Statement for the filing dated on or about February 6, 2006.

Houston, Texas
February 6, 2006

RALPH E. DAVIS ASSOCIATES, INC.

Joseph Mustacchia, Jr.

Joseph Mustacchia, Jr.
Executive Vice-President